-------------------------------------------------------------------------------
                                                       105 Carnegie Center
                                                       Princeton, NJ 08540

Contact: Kevin Kuryla, RCN Investor Relations (609) 720-5863
         Jim Downing, RCN Investor Relations (609) 734-3718


            RCN ANNOUNCES FOURTH QUARTER AND YEAR-END 2002 RESULTS

PRINCETON, NJ, March 13, 2003--RCN Corporation (Nasdaq: RCNC) today reported its results for 2002 and for the quarter ended December 31, 2002.

Key 2002 Accomplishments*

o    Total revenues increased by 12% to $542 million during 2002
o    Residential revenue growth of  25% during 2002
o Residential revenue represented 83% of total revenue in 2002, versus 74% in 2001
o RCN customers averaged 2.12 services each and $79 in monthly revenue in 2002
o    Gross margins up over 750 basis points to 64%, year over year
o    Adjusted EBITDA improved by 66% to a loss of $83.2 million
o    Convergent billing rollout completed in all residential markets
o New services including MegaModem, Video on Demand, and RCN's broadband portal, successfully launched in several markets

* The key accomplishments exclude discontinued operations (central New Jersey cable system) and are calculated on a Pro Forma basis reflecting consolidation of the Starpower joint venture in the Washington, D.C. market, which is owned 50% by RCN. Adjusted EBITDA is a non-GAAP measure calculated as earnings before interest, taxes, depreciation, amortization, non-cash stock-based compensation and extraordinary items that the company uses to measure performance and liquidity.

Financial Results for the Fourth Quarter and Year 2002

"The fourth quarter and full year 2002 marked another year of steady progress and improvement for RCN," said David C. McCourt, RCN's Chairman and CEO. "Our average revenue per customer of $79 and 2.12 average services per customer continues to grow and far exceeds that of our competitors in the cable and phone industries. We took costs out of the business, our cable modem connections were up by 50% year over year, our customer base increased by 10%, and margins improved despite the extended soft economy."

For the year ended December 31, 2002, revenues were $457.4 million, a 13% increase from $405.6 million in the previous year. RCN reported an annual net loss to common shareholders of $1,570.3 million, or $14.78 per average common share, compared to a loss of $836.5 million, or $8.89 per common share a year ago. Excluding the effect of discontinued operations and extraordinary items, the annual net loss to common shareholders was $1,594.2 million, or $15.00 per average common share, compared to a loss of $1,326.4 million, or $14.09 per common share a year ago.

For the quarter ended December 31, 2002, revenues were $117.2 million, a 7% increase from $109.7 million for the fourth quarter of 2001. The Company reported a net loss to shareholders of $158.1 million, or $1.44 per common share, as compared to a net gain of $210.0 million, or $2.15 per common share for the fourth quarter of 2001, which included gains from discontinued operations and extraordinary items. Excluding the effect of discontinued operations and extraordinary items, the quarterly net loss to common shareholders was $163.7 million, or $1.49 per average common share, compared to a loss of $199.9 million, or $2.04 per common share in the fourth quarter of 2001.

                                    -more-


RCN 4th Quarter, Full Year 2002 Results- (continued)


On a pro forma basis, revenues for the year ended December 31, 2002 were $542.0 million, a 12% increase from $485.8 million in the previous year. Consolidated adjusted EBITDA (a non-GAAP measure calculated as earnings before interest, taxes, depreciation, amortization, non-cash stock-based compensation and extraordinary items that the company uses to measure performance and liquidity) was a loss of $83.2 million, compared to a loss of $247.5 million in 2001. For the quarter ended December 31, 2002, pro forma revenues were $139.5 million, a 7% increase from $130.0 million for the fourth quarter of 2001. Consolidated adjusted EBITDA for the quarter was a loss of $15.1 million compared to a loss of $38.4 million for the fourth quarter of 2001.

At year-end, RCN had 1,403,884 marketable homes, with 469,490 customers on its network, of which 143,660, or 31%, were taking one of the Resilink bundles. Resilink customers ended the year with an average of 3.3 services including long distance, and $128 in monthly revenue. The Company ended the year with 1,028,489 network connections, which include 182,654 long distance connections. Excluding long distance, RCN increased network connections by 112,334 during the year and 12,718 in the fourth quarter of 2002. "We were focused on reducing costs, and adding more profitable customers and connections," added McCourt. "We exited lower margin businesses in 2002, including commercial DSL, and expanded our bundled offerings to further meet our customers' needs."

Cash outlays for capital expenditures were $29.9 million for the fourth quarter, down substantially from the same quarter last year. At December 31, 2002, RCN had $311.9 million of cash and short term investments including $34.9 million in restricted cash and $1.74 billion of outstanding debt of which $1.71 billion is long term.


Other Developments

Bank Agreement - Earlier this week, the Company announced that it received consent from its senior lenders to amend the terms of its existing bank agreement. In return for both operational and financial flexibility, RCN has agreed to reduce the amount available under its $187.5 million revolving loan facility, under which it currently has no borrowings outstanding, to $15 million, and to maintain a cash collateral account of at least $100 million for the benefit of the lenders under the credit facility. According to the new agreement, the Company can incur up to $500 million of new senior indebtedness that may be secured by a second lien on RCN's assets and use up to $125 million of existing cash and the proceeds of new indebtedness described above to repurchase outstanding senior notes. Future asset sales, up to the first $100 million, must be shared equally with the bank group, and 80% / 20% in the bank's favor thereafter, to pay down its senior secured term loans. Additionally, the Company will increase amortization payments under its term loans by an amount equal to 50% of interest savings from new repurchases of senior notes, not to exceed $25 million. For further details, please refer to the amendment, which has been filed in a Form 8-K with the Securities and Exchange Commission.

Central New Jersey - On February 19th, 2003, the Company announced the completion of the sale of its central New Jersey cable system to Patriot Media & Communications in a transaction valued at approximately $245 million. As a result of the sale, the central New Jersey system is reflected as a discontinued operation in the consolidated results of the Company for both the fourth quarter and the year ended 2002.

Executive Departing - RCN also announced today that Jeff White, the Company's Chief Financial Officer, will be leaving the company for personal reasons. It is anticipated that Mr. White will be leaving during the second quarter. "Over the last two years, Jeff has helped us through our operational maturation. We are very grateful for his contributions and wish him and his family the best," said David McCourt.

                                    -more-



RCN 4th Quarter, Full Year 2002 Results- (continued)

About RCN Corporation

RCN Corporation (Nasdaq: RCNC) is the nation's first and largest facilities-based competitive provider of bundled phone, cable and high speed Internet services delivered over its own fiber-optic local network to consumers in the most densely populated markets in the U.S. RCN has more than one million customer connections and provides service in the Boston, New York, Philadelphia/Lehigh Valley, Chicago, San Francisco, Los Angeles and Washington D.C. metropolitan markets.

                                     # # #

Forward-Looking Statement Disclaimer

Some of the statements made by RCN in these statements are forward-looking in nature. Actual results may differ materially from those projected in forward-looking statements as a result of a number of factors. RCN believes that the primary factors include, but are not limited to, availability of financing, ability to obtain regulatory approvals, uncertainty relating to economic conditions, ability to attract and retain qualified management and other personnel, changes in government and regulatory policies, pricing and availability of equipment, materials, inventory and programming, our ability to meet the requirements in our franchise agreements, the number of potential customers in a target market, the completion of acquisitions or divestitures, acceptance of the Company's services, development and implementation of business support systems for provisioning and billing, the availability and success of strategic alliances or relationships, ability to overcome significant operating losses, RCN's ability to develop and penetrate existing and new markets, technological developments and changes in the industry, changes in the competitive environment in which RCN operates and ability to produce sufficient cash flow. Additional information concerning these and other important factors can be found in RCN's filings with the Securities and Exchange Commission. Statements in these statements should be evaluated in light of these important factors.



                       RCN CORPORATION AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                            (Dollars in Thousands)
                                  (Unaudited)


                                                                                    QUARTER ENDED
                                                ------------------------------------------------------------------------------------
                                                               December 31, 2002                       December 31, 2001
                                                ------------------------------------------------------------------------------------
                                                   RCN Pro                                   RCN Pro
                                                    Forma           Less        RCN GAAP      Forma           Less        RCN GAAP
 Sales:                                             Basis*        Starpower**     Basis       Basis*       Starpower**     Basis
                                                ------------------------------------------------------------------------------------
       Voice                                     $     40,316  $      4,085  $     36,231  $     34,240       $ 3,625  $     30,615
        Video                                          57,735         6,634        51,101        49,498         4,691        44,807
        Data                                           32,629         9,224        23,405        33,748         9,993        23,755
        Other                                           8,829         2,346         6,483        12,508         1,991        10,517
                                                 ------------- ------------- ------------- -------------  ------------ ------------
 Total Sales                                          139,509        22,289       117,220       129,994        20,300       109,694
 Costs & expenses, excluding  non-cash stock
    based compensation, depreciation and
    amortization, and special charges
        Direct expenses                                 43,006        4,604        38,402        48,403         4,621        43,782
        Operating and SG&A                             111,645       13,289        98,356       119,999        13,881       106,118
                                                 ------------- ------------- ------------- -------------  ------------ ------------
 EBITDA from continuing operations and before
     non-cash stock based compensation,
     asset impairment and special charges              (15,142)       4,396       (19,538)      (38,408)        1,799       (40,207)
 Non-cash stock based compensation                      12,417           -         12,417        17,103             -        17,103
 Asset impairment and special charges                    3,257           -          3,257             -             -             -
 Depreciation and amortization                          68,645        4,279        64,366        80,391         9,906        70,485
                                                 ------------- ------------- ------------- -------------  ------------ ------------
 Operating income (loss) from continuing
   operations                                          (99,461)         117       (99,578)     (135,902)       (8,107)     (127,795)
 Investment income (loss)                                2,043         (797)        2,840         8,504        (3,900)       12,404
 Interest expense                                      (40,940)           -       (40,940)      (44,458)            -       (44,458)
 Other income (loss), net                                  (90)        (819)          729        10,375         3,947         6,427
                                                 ------------- ------------- ------------- -------------  ------------ ------------
 Loss from continuing operations before
   income taxes                                       (138,448)      (1,499)     (136,949)     (161,481)       (8,060)     (153,422)
 Benefit for income taxes                                 (114)           -          (114)         (521)           -           (521)
                                                 ------------- ------------- ------------- -------------  ------------ ------------
 Loss from continuing operations before
   equity in unconsolidated entities and
   minority interest                                  (138,334)      (1,499)     (136,835)     (160,960)       (8,060)     (152,901)
 Equity in income (loss) of unconsolidated
   entities                                             15,472          825        14,647        (8,331)        4,030       (12,360)
 Minority interest in loss of consolidated
   entities                                                675          675            -          8,229         4,030         4,199
                                                 ------------- ------------- ------------- -------------  ------------ ------------
 Net loss from continuing operations                  (122,188)           -      (122,188)     (161,062)            -      (161,062)
 Income from discontinued operations, net                5,635            -         5,635         1,387             -         1,387
 Extraordinary item                                          -            -             -       408,529             -       408,529
                                                 ------------- ------------- ------------- -------------  ------------ ------------
 Net income (loss)                                    (116,553)           -      (116,553)      248,854             -       248,854
 Preferred dividend and accretion requirements          41,561            -        41,561        38,871             -        38,871
                                                 ------------- ------------- ------------- -------------  ------------ ------------
 Net income (loss) to common shareholders         $   (158,114)  $        -   $  (158,114)  $   209,983     $       -   $   209,983
                                                 ============= ============= ============= =============  ============ ============
 Basic and Diluted Income(Loss) per Average
   Common Share:
 Net loss from continuing operations              $      (1.49)               $      (1.49)  $     (2.04)               $     (2.04)

  Discontinued operations                         $       0.05                $       0.05   $      0.01                $      0.01

 Extraordinary item                               $          -                $          -   $      4.18                $      4.18
                                                 ------------- ------------- ------------- -------------  ------------ ------------
 Net loss to common shareholders                  $      (1.44)               $      (1.44)  $      2.15                $      2.15
                                                 ============= ============= ============= =============  ============ ============
 Weighted average shares outstanding               109,920,544                 109,920,544    97,772,695                  97,772,695
                                                 -----------------------------------------------------------------------------------

 * The Pro Forma Total RCN results reflect the consolidation of all domestic joint ventures and show the ownership share of its joint venture partners as minority interests.

** RCN owns 50% of Starpower, a joint venture in the Washington, D.C. market which is accounted for as an equity investment in our consolidated financial statements.


                       RCN CORPORATION AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                            (Dollars in Thousands)
                                  (Unaudited)

                                                                                      YEAR ENDED
                                                  ----------------------------------------------------------------------------------
                                                               December 31, 2002                       December 31, 2001
                                                  ----------------------------------------------------------------------------------
                                                   RCN Pro                                   RCN Pro
                                                    Forma           Less        RCN GAAP      Forma           Less        RCN GAAP
 Sales:                                             Basis*        Starpower**     Basis       Basis*        Starpower**     Basis
                                                  ----------------------------------------------------------------------------------
        Voice                                     $    152,088    $ 15,256      $ 136,832     $ 125,815      $ 13,739     $ 112,076
        Video                                          221,615      24,199        197,416       178,230        16,325       161,905
        Data                                           128,591      38,470         90,121       136,829        41,066        95,763
        Other                                           39,743       6,761         32,982        44,940         9,113        35,827
                                                  ------------   ----------   ------------   -----------    -----------  -----------
 Total Sales                                           542,037      84,686        457,351       485,814        80,243       405,571
 Costs & expenses, excluding  non-cash
    stock based compensation, depreciation
    and amortization, and special charges
     Direct expenses                                   195,635      20,159        175,476       213,932        25,792       188,140
     Operating and SG&A                                429,602      50,303        379,299       519,379        63,944       455,435
                                                  ------------   ----------   ------------   -----------    -----------  -----------
 EBITDA from continuing operations and
     before non-cash stock based compensation,
     asset impairment and special charges              (83,200)     14,224        (97,424)     (247,497)       (9,493)     (238,004)
 Non-cash stock based compensation                      37,721           -         37,721        62,955             -        62,955
 Asset impairment and special charges                  895,043           -        895,043       481,731        10,851       470,880
 Depreciation and amortization                         300,266      21,091        279,175       345,822        33,007       312,815
                                                  ------------   ----------   ------------   -----------    -----------  -----------
 Operating income (loss) from continuing
   operations                                       (1,316,230)     (6,867)    (1,309,363)   (1,138,005)      (53,351)   (1,084,654)
 Investment income (loss)                               14,631        (718)        15,349        85,142           655        84,487
 Interest expense                                     (167,644)          -       (167,644)     (196,733)            -      (196,733)
 Other income (loss), net                                  654        (668)         1,322        13,330            90        13,239
                                                  ------------   ----------   ------------   -----------    -----------  -----------
 Loss from continuing operations before
   income taxes                                     (1,468,589)     (8,253)    (1,460,336)   (1,236,266)      (52,606)   (1,183,661)
 Benefit for income taxes                                 (994)          -           (994)       (3,772)           -         (3,772)
                                                  ------------   ----------   ------------   -----------    -----------  -----------
 Loss from continuing operations before equity
   in unconsolidated entities and minority
   interest                                         (1,467,595)     (8,253)    (1,459,342)   (1,232,494)      (52,606)   (1,179,889)
 Equity in income (loss) of unconsolidated
   entities                                            (40,608)    (31,291)        (9,317)        8,659        25,845       (17,185)
 Minority interest in loss of consolidated
   entities                                             76,194      39,544         36,650        49,092        26,761        22,331
                                                  ------------   ----------   ------------   -----------    -----------  -----------
 Net loss from continuing operations                (1,432,009)          -     (1,432,009)   (1,174,743)            -    (1,174,743)
 Income from discontinued operations, net               10,747           -         10,747         5,943             -         5,943
 Extraordinary item                                     13,073           -         13,073       484,011             -       484,011
                                                  ------------   ----------   ------------   -----------    -----------  -----------
 Net income (loss)                                  (1,408,189)          -     (1,408,189)     (684,789)            -      (684,789)
 Preferred dividend and accretion
   requirements                                        162,150           -        162,150       151,663             -       151,663
                                                  ------------   ----------   ------------   -----------    -----------  -----------
 Net income (loss) to common shareholders         $ (1,570,339)    $     -     (1,570,339)   $ (836,452)    $       -    $ (836,452)
                                                  ============   ==========   ============   ===========    ===========  ===========
 Basic and Diluted Income(Loss) per Average
   Common Share:
 Net loss from continuing operations              $     (15.00)              $     (15.00)  $    (14.08)                $    (14.08)

 Discontinued operations                          $       0.10               $       0.10   $      0.06                 $      0.06

 Extraordinary item                               $       0.12               $       0.12   $      5.13                 $      5.13
                                                  ------------   ----------   ------------   -----------    -----------  -----------
 Net loss to common shareholders                  $     (14.78)              $     (14.78)  $     (8.89)                $     (8.89)
                                                  ============   ==========   ============   ===========    ===========  ===========
 Weighted average shares outstanding               106,211,979     $     -     106,211,979   94,117,391                 94,117,391
                                                  ----------------------------------------------------------------------------------

 *The Pro Forma Total RCN results reflect the consolidation of all domestic joint ventures and show the ownership share of its joint venture partners as minority interests.

** RCN owns 50% of Starpower, a joint venture in the Washington, D.C. market which is accounted for as an equity investment in our consolidated financial statements.

                       RCN CORPORATION AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                            (Dollars in Thousands)
                                  (Unaudited)

                                                                     December 31,          December 31,
                                                                        2002                  2001
ASSETS
Current assets
      Cash and temporary cash investments                               $ 49,365            $ 476,220
      Short-term investments                                             227,641              362,271
      Accounts receivable from related parties                            10,360               16,765
      Accounts receivable, net of allowance for
        doubtful accounts of $10,705 at December 31, 2002 and
        $17,081 at December 31, 2001                                      56,915               46,145
      Unbilled revenues                                                      770                2,052
      Interest and dividends receivable                                    1,595                4,558
      Prepayments and other                                               17,835               18,828
      Restricted short-term investments                                   34,920               23,676
      Current assets of discontinued operations                            3,818                5,659
Total current assets                                                     403,219              956,174


Property, plant and equipment, net of accumulated
      depreciation of $809,001 at December 31, 2002
      and $567,681 at December 31, 2001                                1,234,938            2,250,218
Investments in joint ventures and equity securities                      228,231              229,294
Intangible assets, net of accumulated amortization of $76,438
      at December 31, 2002 and $64,496 at December 31, 2001                1,741                3,232
Goodwill                                                                   6,130               45,057
Deferred charges and other assets                                         43,606               49,055
Noncurrent assets of discontinued operations                              72,416               70,101
Total assets                                                         $ 1,990,281          $ 3,603,131


                            RCN CORPORATION AND SUBSIDIARIES
                          CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (Dollars in Thousands)
                                       (Unaudited)

                                                                                  December 31,       December 31,
                                                                                      2002               2001
                                                                                  ------------       ------------
LIABILITIES, REDEEMABLE PREFERRED AND SHAREHOLDERS' DEFICIT
Current liabilities
    Current maturities of long-term debt and
      capital lease obligations                                                     $ 37,417           $ 22,532
    Accounts payable                                                                  27,210             34,718
    Accounts payable to related parties                                               14,364             20,693
    Advance billings and customer deposits                                            27,940             21,895
    Accrued exit costs                                                                30,667             39,271
    Accrued expenses and other                                                       176,866            214,435
    Current liabilities of discontinued operations                                     3,852              3,886
Total current liabilities                                                            318,316            357,430
Long-term debt                                                                     1,706,997          1,873,616
Other deferred credits                                                                 4,166             10,653
Minority interest                                                                        791             51,298
Redeemable preferred stock                                                         2,304,426          2,142,276
Common shareholders' deficit                                                      (2,344,415)          (832,142)
Total liabilities, redeemable preferred and common shareholders' deficit         $ 1,990,281        $ 3,603,131

    CONNECTIONS

                                                                                                         Year/Year
                                     4Q01          1Q02         2Q02          3Q02           4Q02        Change (1)
                                     ----          ----         ----          ----           ----        ----------

Total RCN
---------

    Long Distance                         -            -        93,485       101,948        158,784
    Voice                           203,653      214,161       225,062       232,284        233,513
    Video                           371,023      380,695       389,431       389,626        388,209
    Data                            100,336      113,885       123,961       134,403        143,529
                              ----------------------------------------------------------------------
    Network Connections:            675,012      708,741       831,939       858,261        924,035           12%

    Resale                           22,433       15,506        11,006         9,792          9,838
    Dial-up                         200,388      176,476       164,664       155,927        147,388
                              ----------------------------------------------------------------------
    Total Connections:              897,833      900,723     1,007,609     1,023,980      1,081,261
                              ======================================================================

    Marketable Homes              1,218,045    1,222,915     1,226,508     1,227,777      1,228,812

Starpower
---------

    Long Distance                        -            -              -        25,013        23,870
    Voice                            16,909       18,771        21,365        24,191         24,590
    Video                            31,300       34,353        35,296        37,380         39,120
    Data                             10,280       12,099        13,450        15,233         16,874
                              ----------------------------------------------------------------------
    Network Connections:             58,489       65,223        70,111       101,817        104,454           27%

    Resale                           11,499        9,848         8,550         7,253          6,465
    Dial-up                         161,244      154,994       147,008       140,835        133,757
                              ----------------------------------------------------------------------
    Total Connections:              231,232      230,065       225,669       249,905        244,676
                              ======================================================================

    Marketable Homes                171,167      171,788       172,422       173,873        175,072

Pro-Forma
---------

    Long Distance                         -            -        93,485       126,961        182,654
    Voice                           220,562      232,932       246,427       256,475        258,103
    Video                           402,323      415,048       424,727       427,006        427,329
    Data                            110,616      125,984       137,411       149,636        160,403
                              ----------------------------------------------------------------------
    Network Connections:            733,501      773,964       902,050       960,078      1,028,489           13%

    Resale                           33,932       25,354        19,556        17,045         16,303
    Dial-up                         361,632      331,470       311,672       296,762        281,145
                              ----------------------------------------------------------------------
    Total Connections:            1,129,065    1,130,788     1,233,278     1,273,885      1,325,937
                              ======================================================================

    Marketable Homes              1,389,212    1,394,703     1,398,930     1,401,650      1,403,884


Central New Jersey
(Historical Data)
-------------------

    Video                            84,565       83,210        81,937        81,770         81,029
    Data                              9,339       10,811        12,191        13,757         16,381
                              ----------------------------------------------------------------------
    Network Connections:             93,904       94,021        94,128        95,527         97,410            4%
                              ======================================================================

    Marketable Homes                110,917      111,144       111,388       111,645        112,388

    Notes:
    (1) Year / Year change excludes Long Distance Connections



                        Central New Jersey Operations - Historical Data (1)
                                        Dollars in Thousands


                                        4Q01              2001          4Q02 (2)         2002 (2)
                                        ----              ----          --------         --------
Revenue                               $13,020           $50,400          $13,791          $54,178

Direct costs                            4,186            16,355            4,805           18,817

Operating, selling and                  5,026            18,242            3,621           17,638
 general administrative costs

Adjusted EBITDA (3)                     3,808            15,803            5,365           17,723

Net income                              1,387             5,943            5,635           10,747


(1) The Company agreed to sell its Central New Jersey operations in the third quarter of 2002 and completed the transaction in February 2003. As a result, central New Jersey opeations are included as discontinued operations in our consolidated financial statements on both a GAAP and pro-forma basis. This table is provided for information purposes only.

(2) No depreciation or amortization is recorded for assets held for sale in accordance with accounting standards for discontinued operations. Therefore, no depreciation or amortization of assets was recorded for central New Jersey operations after August 27, 2002.

(3) Adjusted EBITDA: a non-GAAP measure calculated as net loss before interest, taxes, depreciation and amortization, stock-based compensation, extraordinary gains and asset impairment and special charges used by the company to measure performance and liquidity. Other companies may calculate and define adjusted EBITDA differently than RCN.